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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47417 on Form S-3 and in Registration Statement No. 333-43201 on Form S-8 of PIMCO Advisors Holdings L.P. of the report of Deloitte & Touche LLP dated February 2, 1996, relating to the consolidated financial statements of PIMCO Advisors L.P. and subsidiaries for the year ended December 31, 1995 appearing in the Annual Report on Form 10-K of PIMCO Advisors Holdings, L.P.

DELOITTE & TOUCHE LLP


Costa Mesa, California
March 26, 1998